Exhibit 99.1

UPDATED: FOMO CORP.’s PURGE VIRUS PARTNERS WITH SAFELY OPENING SCHOOLS LLP

Chicago, IL, March 5, 2021 — FOMO CORP. (US OTC: ETFM) is pleased to announce that its wholly owned subsidiary, Purge Virus LLC (https://purgevirus.com/), has signed a teaming agreement with Safely Opening Schools, LLP (“SOS”) to support the goals of parents, students, teachers, and administrators to safely reopen K-12 schools. The new Biden Administration and governors across the U.S. also seek to bring in-person learning back as practically possible. The teaming agreement is centered around mutual referrals and reselling of each company’s products and services to create comprehensive COVID-19 mitigation solutions.

Purge Virus provides ventilation and indoor air quality improvement via economizers and energy recovery ventilators plus portable disinfection devices and in-duct ultraviolet and bipolar ionization that meet the Centers for Disease Control and Prevention (CDC) guidelines. The Purge Virus disinfection technology also meets Underwriters Laboratories (UL 867 and UL 2998) standards for zero ozone and ultraviolet (UV-C 243.7 nm) is proven to inactivate pathogens.

SOS provides comprehensive solutions such as advanced digital screening as well as proposed medical units with “safe” zones for school nurses and isolation areas. SOS’s strategic partner, Draganfly, Inc. (US OTC/DFLYF; https://finance.yahoo.com/quote/DFLYF?p=DFLYF&.tsrc=fin-srch), offers state-of-the art digital screening and drone technology. Draganfly recently announced the agreement to become the exclusive supplier of drones for Woz ED, Steve Wozniak’s education company.

See the March 2nd announcement here: https://www.valuethemarkets.com/2021/03/02/draganfly-sign-exclusive-deal-with-apple-cofounder-steve-wozniak/). One of Draganfly’s services includes disinfection of school athletic venues and seating through Varigard spray sanitization.

See: https://www.youtube.com/watch?v=38XdFUfm9-A. Plus, here is a video highlighting Draganfly’s solutions and partnership with the SOS program, related to its proprietary Vital Intelligence Technology: https://youtu.be/IN82B9zJ1FI

Purge Virus shipped disinfection devices to Health Hero Florida, another SOS strategic partner, for inclusion in its mobile COVID vaccination program recently announced by Governor Ron DeSantis on March 4, 2021.

Liberty Duke, Executive Director, Safely Opening Schools, said, “As America seeks to open schools as safely and quickly as possible, we are pleased to partner with Purge Virus to reinforce our comprehensive SOS offerings. The Purge Virus team has been highly responsive, and their knowledge, experience, and technologies are appreciated as we all work to reduce the spread of COVID-19.”

Charles Szoradi, CEO of Purge Virus. “Our Purge Virus team is excited to work with SOS and Draganfly. Their human capital and technologies are best-in-breed. We see tremendous synergies between our companies to help reopen schools, keep schools open as the COVID-19 variants persist, and help other types of facilities operate safely during and beyond COVID-19.”

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Contact:

Wayman Baker, PhD
EVP Corporate Development & Investor Relations
(630) 286-9560
IR@fomoworldwide.com